Exhibit 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Wickes Lumber Company and Subsidiaries on Form S-8 (File Nos. 33-85380, 33-88010 and 33-90240) of our report dated February 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Wickes Lumber Company and Subsidiaries as of December 28, 1996 and December 30, 1995, and for the years ended December 28, 1996, December 30, 1995 and December 31, 1994, which report is included in this Annual Report on Form 10-K.



                                        /s/  Coopers & Lybrand L.L.P.
                                        -----------------------------


Chicago, Illinois
February 20, 1997